UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2019

Ondas Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56004	47-2615102
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation

165 Gibraltar Court, Sunnyvale, California 94089
(Address of principal executive offices) (Zip Code)

(888) 350-9994

Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 101.	Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is incorporated by reference to Item 2.03 of this report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Advance of $800,000 under Loan and Security Agreement with Energy Capital, LLC

On March 28, 2019, Ondas Holdings Inc. (the "Company") drew down an advance of $800,000 available (the "Fifth Advance") under the Loan and Security Agreement with Energy Capital, LLC ("Energy Capital") entered into on October 1, 2018 (the "Loan Agreement") by Ondas Holdings and Energy Capital (the "Loan"). The Fifth Advance proceeds will be utilized primarily for inventory and operating capital.

The principal amount outstanding under the Loan bears interest at a per annum rate equal to the greater of (a) 11.25% or (b) 11.25% plus the Prime Rate (as published by the Wall Street Journal (National Edition)), less 3.25%. All amounts outstanding under the Loan are secured by a lien on the Company’s assets, subject to terms of outstanding debt obligations, and, as a result of the Amendment (described below), become due and payable on September 30, 2020.

The Loan Agreement contains customary events of default and affirmative and negative covenants for transactions of this nature.  Upon an event of default, Energy Capital has the right to require the Company to prepay the outstanding principal amount of the Loan plus all accrued and unpaid interest.

The Loan was completed through a private placement and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. In claiming the exemption under Section 4(2), the Company relied in part on the following facts: (1) the offer and sale involved one purchaser (Energy Capital); (2) the purchaser had access to information regarding the Company; (3) the purchaser represented that it (a) had the requisite knowledge and experience in financial and business matters to evaluate the merits and risk of an investment in the Company; (b) was able to bear the economic risk of an investment in the Company; (c) will acquire the Loan for its own account in a transaction not involving any general solicitation or general advertising, and not with a view to the distribution thereof; and (4) a restrictive legend was placed on the instrument evidencing the Loan.

A copy of the Loan is filed herewith as Exhibit 10.2 and incorporated herein by reference.

First Amendment to Loan and Security Agreement with Energy Capital

On April 2, 2019, the Company and Energy Capital entered into a First Amendment to Loan and Security Agreement (the "First Amendment") to (i) amend the notice provisions of an Advance Request under the Loan Agreement from at least five (5) business days to at least one (1) business day before the Advance Date, (ii) increase the amount of the Advance from up to $1,000,000 a month to up to $1,500,000 a month, and (iii) change the definition of the term Maturity Date from "the earlier of September 30, 2019 or 10 business days following the date of an Underwritten Public Offering as defined in Section 2.3" to "September 30, 2020." A copy of the First Amendment is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Amendment to Secured Promissory Notes

In addition to the Loan described above, the Company has four outstanding secured promissory notes pursuant to the Loan Agreement for an aggregate principal amount of $3,300,000. Such secured promissory notes are dated January 29, 2019, February 11, 2019, February 27, 2019 and March 14, 2019 (collectively with the Loan, the “Secured Promissory Notes”). In connection with the First Amendment, on April 2, 2019, the Company and Energy Capital entered into an Amendment to Secured Promissory Notes to amend the term Maturity Date in the Secured Promissory Notes from September 30, 2019 to September 30, 2020 (the “Amendment”). A copy of the Amendment is filed herewith as Exhibit 10.4 and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is incorporated by reference to Item 2.03 of this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Loan and Security Agreement, by and between the Company and Energy Capital, LLC, dated as of October 1, 2018 filed as Exhibit 10.9 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2018 (File No. 333-205271).

10.2	Secured Promissory Note issued to Energy Capital, LLC by Ondas Holdings Inc. dated March 28, 2019.*

10.3	First Amendment to Loan and Security Agreement dated April 2, 2019 by and between Ondas Holdings Inc. and Energy Capital, LLC.*

10.4	Amendment to Secured Promissory Notes dated April 2, 2019.*

* Filed herewith.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2019	ONDAS HOLDINGS INC.

	By:	/s/Eric A. Brock
Eric A. Brock
Chief Executive Officer